UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2012

MOUNTAIN NATIONAL BANCSHARES, INC.

(Exact name of registrant as specified in charter)

Tennessee	0-49912	75-3036312
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

300 East Main Street, Sevierville,
Tennessee		37862
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (865) 428-7990

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

For purposes of Prompt Corrective Action (“PCA”) under 12 U.S.C. § 1831o and 12 C.F.R. Part 6, the designation of Mountain National Bank (the “Bank”), the wholly-owned bank subsidiary of Mountain National Bancshares, Inc. (the “Company”), was changed to “significantly undercapitalized” effective upon the Bank’s filing an amended December 31, 2011 Report of Condition and Income (“Call Report”) with its federal regulators on May 30, 2012 in which its tangible equity capital ratio was 2.10%. The Bank’s tangible equity capital ratio as of March 31, 2012, as reflected in its amended Call Report filed with the federal regulators on June 14, 2012, improved further to 2.45%.

As a result of no longer being designated as “critically undercapitalized”, the Bank is no longer required under applicable PCA regulations to be placed into conservatorship or receivership within 90 days of such designation under certain circumstances. In addition, the Bank is no longer prohibited by virtue of the FDIC’s prompt corrective action statute from (i) entering into any material transaction other than in the usual course of business, including any investment, expansion, acquisition, sale of assets, or other similar action with respect to which the Bank is required to provide notice to its federal regulator; (ii) extending any credit for any highly leveraged transactions as defined in 12 C.F.R. § 325.2(i); (iii) amending the Bank’s charter or bylaws, except to the extent necessary to carry out any other requirement of law, regulation, or order; (iv) making any material change in accounting methods; (v) engaging in any covered transaction as defined in Section 23A(b) of the Federal Reserve Act (12 U.S.C. § 371c(b)); (vi) paying excessive compensation or bonuses; and (vii) paying interest on new or renewed liabilities at a rate that would increase the Bank’s weighted average cost of funds to a level significantly exceeding the prevailing rates of interest on insured deposits in the Bank’s normal market areas. The Bank remains, however, subject to other regulatory restrictions prohibiting the acceptance, renewal or rolling over of brokered deposits and the paying of interest on deposits above certain national rate caps.

Notwithstanding the improvement in the Bank’s designation for PCA purposes, the Bank remains obligated to submit a capital restoration plan acceptable to its federal regulator, which plan will be required to be guaranteed by the Company. The Company and the Bank continue to diligently work to evaluate and pursue strategic alternatives, including, but not limited to, the sale of common or preferred stock, the sale of all or certain of the assets of the Bank or the Company or the merger of the Bank or the Company with another financial institution or its holding company. There can be no assurance that the Company or the Bank will be successful in obtaining outside additional capital or merging with or being acquired by another company or submitting an acceptable capital restoration plan. There can also be no assurance that the Bank’s tangible equity capital ratio will not in the future fall below 2%.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOUNTAIN NATIONAL BANCSHARES, INC.

By:	/s/ Richard A. Hubbs
Name:	Richard A. Hubbs
Title:	Senior Vice President
and Chief Financial Officer

Date: June 26, 2012